Exhibit 10.46
Schedule of 2009 Annual Incentive Bonus Compensation Payouts
and 2009 and 2010 Base Salaries for Named Executive Officers

Named Executive Officer	2009 Base Salary	2010 Base Salary	2009 Annual Incentive Bonus Compensation (1)
Paul O. Bower (2)	$375,000	–	$258,000
Randall H. Brown	$253,000	$258,060	$219,604
Craig L. Cardwell (3)	$197,000	–	$143,416
Randy Churchey (4)	–	$400,000	–
Thomas J. Hickey	$168,500	$140,000	$69,338
Thomas Trubiana	$190,000	$193,800	$164,920

(1) Amounts listed in this column reflect annual incentive cash bonuses paid pursuant to the Incentive Compensation Plan for Executive Officers.
(2) Effective December 31, 2009, Mr. Bower retired from the offices of President and Chief Executive Officer of Education Realty Trust, Inc.
(3) Effective February 12, 2010, Mr. Cardwell concluded his employment with Education Realty Trust, Inc. by resigning from the offices of Executive Vice President of Education Realty Trust, Inc. and President of Allen & O’Hara Education Services, Inc.
(4) Effective January 1, 2010, the Board of Directors appointed Randy Churchey to serve as President and Chief Executive Officer of Education Realty Trust, Inc.